                                                                     EXHIBIT 3.2




                                   AMENDED AND

                                    RESTATED

                                  B Y - L A W S

                                       OF

                               I-STAT CORPORATION

                            (a Delaware corporation)

                                  -------------

                                    ARTICLE I

                                     OFFICES

               SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901 and its resident agent at such address is United States Corporation Company. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

               SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of
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Directors shall determine by resolution and set forth in the notice of the meeting.

               SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President or by resolution of the Board of Directors. Notice of each special meeting shall be given in accordance with Section 3 of this Article II. Unless otherwise required by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

               SECTION 3. NOTICE OF MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.

               SECTION 4. QUORUM. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of stockholders.


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               SECTION 5. VOTING. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be decided by plurality vote. Unless otherwise required by law, these By-laws or the Certificate of Incorporation, all other stockholder action shall be decided by majority vote. All matters submitted to a stockholder vote shall be by written ballot.

               SECTION 6. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall


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receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors.

               SECTION 7. CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors of the Corporation, or, in his absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.

               SECTION 8. SECRETARY OF MEETING. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the President shall appoint a person to act as Secretary at such meetings.

               SECTION 9. LISTS OF STOCKHOLDERS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled


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to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares held by each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and may be inspected by any stockholder who is present.

               SECTION 10. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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               SECTION 11. ADJOURNMENT. At any meeting of stockholders of the
Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date, as provided for in Section 5 of Article V of these By-Laws, is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

               SECTION 12. NOTICE OF STOCKHOLDER BUSINESS. (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12.


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               (b) For business to be properly brought before an annual meeting by a stockholder pursuant to clause (a)(iii) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's notice of annual meeting for the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the


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class and number of shares of the Corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

               (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.


                                   ARTICLE III

                               BOARD OF DIRECTORS

               SECTION 1. POWERS. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The Board shall exercise all of


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the powers and duties conferred by law except as provided by the Certificate of
Incorporation or these By-Laws.

               SECTION 2. NUMBER AND TERM. The number of directors shall be set at not less than five nor more than ten. Within the limits specified above, the number shall be fixed from time to time by the Board.

               SECTION 3. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

               SECTION 4. REMOVAL. Any director may be removed with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding shares of each class of stock entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose. Except as provided in the Certificate of Incorporation or otherwise prescribed by statute, vacancies thus created may be filled by the directors as provided in Section 5 of this Article III.

               SECTION 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Except as provided in the Certificate of Incorporation and in Section 4 of this Article III, vacancies occurring in any directorship and newly created


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directorships may be filled by a majority vote of the remaining directors then in office. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualify or until his earlier death, resignation or removal. The Board may not fill the vacancy created by removal of a director by electing the director so removed.

               SECTION 6. MEETINGS. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.

               Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

               Unless otherwise required by Delaware law, special meetings of the Board shall be called by the President or by the Secretary on the written request of any two directors with at least two days' notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

               SECTION 7. QUORUM, VOTING AND ADJOURNMENT. A majority of the total number of directors or any committee thereof shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act


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of the Board. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

               SECTION 8. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the Board, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's properties and assets, recommend to the stockholders a dissolution of the Corporation or a


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revocation of a dissolution or to amend, or recommend to the stockholders the amendment of, these By-laws. Unless a resolution of the Board expressly provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board shall report their proceedings to the Board when required.

               SECTION 9. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof consent thereto in writing.

               SECTION 10. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

               SECTION 11. TELEPHONIC MEETING. Unless otherwise restricted by the Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other.


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Participation in such telephonic meeting shall constitute the presence in person at such meeting.

               SECTION 12. NOMINATION OF DIRECTORS BY STOCKHOLDERS. (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 12, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 12.

               (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Company's notice of annual meeting for the preceding year's annual meeting; provided however, that in the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year's annual


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meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made and (ii) in the case of a special meeting at which Directors are to be elected, not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(ii) as to the stockholder giving the notice (x) the name and address, as they appear on the Corporation's books, of such stockholder, (y) the class and number of shares of the Corporation which are beneficially owned by such stockholder and also which are owned of record by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made, (x) the name and address of such person, and (y) the class and number of


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shares of the Corporation which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

               (c) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 12. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 12.


                                   ARTICLE IV

                                    OFFICERS

               SECTION 1. The officers of the Corporation shall include a Chairman of the Board, a President (who may also be given the title of Chief Executive Officer), a Secretary and one or more subordinate officers, all of whom shall be


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elected by the Board of Directors and who shall hold office for a term of one year and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, including a Senior Vice President and an Executive Vice President, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties, not inconsistent with the powers and duties specified in these By-laws, as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the first organizational meeting of the Board held after each annual meeting of the stockholders. Any number of offices may be held by the same person.

               SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

               SECTION 3. CHAIRMAN. The Chairman of the Board of Directors shall be a member of the Board and shall preside at all meetings of the Board of Directors and of the


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stockholders. In addition, the Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

               SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Corporation and may be given the title of Chief Executive Officer if the Board of Directors so elects. He shall exercise such duties as customarily pertain to the office of President, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board. He shall perform such other duties as prescribed from time to time by the Board or these By-laws.

               In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise provide with respect to a given transaction or act, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal of the Corporation to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.


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               SECTION 5. VICE PRESIDENTS. Each Vice President, of whom one or more may be designated a Senior Vice President or an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

               SECTION 6. TREASURER. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

               The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. He shall render to the President and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

               The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Board.


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               SECTION 7. SECRETARY. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-Laws or otherwise to be given properly; and (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board.

               SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Each Assistant Treasurer, if any are elected, and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence, disability or refusal of such officer to act, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board.

               SECTION 9. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chairman of the Board, the President or the Treasurer or such other person or agent as


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may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

               SECTION 10. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chairman of the Board, the President or the Treasurer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

               SECTION 11. DELEGATION OF DUTIES. In the absence, disability or refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

               SECTION 12. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-laws.

               SECTION 13. VACANCIES. The Board of Directors shall have power to fill vacancies occurring in any office.


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                                    ARTICLE V

                                      STOCK

               SECTION 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

               SECTION 2. TRANSFER OF SHARES. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral


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security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

               SECTION 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in their discretion, require the owner of such lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith.

               SECTION 4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other


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notice thereof, except as otherwise expressly provided by law.

               SECTION 5. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

               SECTION 6. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as


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from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.


                                   ARTICLE VI

                           NOTICE AND WAIVER OF NOTICE

               SECTION 1. NOTICE. Whenever any written notice is required to be given by law, the Certificate of Incorporation or these By-Laws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation. Such notice may also be sent by telegram.

               SECTION 2. WAIVER OF NOTICE. Whenever notice is required to be given by law, the Certificate of Incorporation or these By-laws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and the execution by a person


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of a written consent in lieu of meeting shall constitute a waiver of notice of the action taken by such written consent. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.


                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

               SECTION 1. AMENDMENTS. These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. By-Laws adopted by Board of Directors may be amended or repealed by shareholders.


                                  ARTICLE VIII

SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall have the name of the corporation on the circumference and the jurisdiction and year of incorporation in the center.

               SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end on December 31st of each year, or such other twelve consecutive months as the Board of Directors may designate.

               SECTION 3. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by the General


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
Corporation Law of the State of Delaware, indemnify members of the Board and individuals at any time appointed by the Board as executive officers of the Corporation, and may, if authorized by the Board, indemnify its other officers, and its employees and agents and any and all persons whom it shall have power to indemnify against any and all expenses, liabilities or other matters.


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